EX.99.(a)(2)

Declaration of Trust

of

Goldman Sachs MLP Income Opportunities Fund

a Delaware Statutory Trust

Principal Place of Business:

200 West Street

New York, NY 10282-2198

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TABLE OF CONTENTS

(continued)

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DECLARATION OF TRUST

OF

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

THIS DECLARATION OF TRUST is made as of the 17 day of October, 2013 by the Trustees hereunder.

WHEREAS, the Trust was formed pursuant to a Certificate of Trust dated as of June 18, 2013;

WHEREAS, the Trustees desire to form a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

NOW, THEREFORE, the Trustees hereby adopt the Trust’s Declaration of Trust.

ARTICLE I

Name and Definitions

Section 1.1 Name. The name of the Trust is Goldman Sachs MLP Income Opportunities Fund and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any series and adopt such other name as they deem proper. Any name change of the Trust shall become effective upon the filing of a certificate of amendment under the Delaware Act reflecting such change. Any such action shall have the status of an amendment to this Declaration of Trust. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any Registration Statement.

Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Affiliate” shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

(b) “Associate” shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

(c) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(d) “Certificate of Trust” shall mean the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act to form the Trust;

(e) “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given to them in the 1940 Act;

(f) “Complaining Shareholder” shall refer to a Shareholder making a demand or bringing a claim pursuant to Article VIII, Section 8.9 hereof;

(g) “Continuing Trustee” shall mean any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust’s operation, if less than thirty-six months) or (b) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees;

(h) “Covered Person” shall have the meaning given it in Section 7.5 hereof;

(i) “Declaration of Trust” shall mean this Declaration of Trust, as amended or restated from time to time;

(j) “Delaware Act” shall mean the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.;

(k) “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any prospectus or contained in any current Registration Statement on Form N-2 of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act;

(l) “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder and interpretations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees;

(m) “Person” shall mean and include individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(n) “Principal Shareholder” means any corporation, person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the Trust’s Shares and shall include any Affiliate or Associate of a Principal Shareholder or any Person managed, advised, or administered by a Principal Shareholder or an Affiliate or Associate thereof;

(o) “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(p) “Registration Statement” shall mean the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect and shall include any prospectus or statement of additional information forming a part thereof;

(q) “Shareholder” shall mean a record owner of outstanding Shares;

(r) “Shares” shall mean the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. Shares shall include any preferred shares of beneficial interest (“Preferred Shares”) which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require. All provisions herein relating to the Trust shall apply equally to each series of the Trust, except as the context otherwise requires;

(s) “Trust” shall mean the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(t) “Trust Property” shall mean any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust; and

(u) “Trustees” or “Board of Trustees” shall mean the persons who have signed this Declaration of Trust and all other persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his, her or their capacities as trustee or trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.

ARTICLE III

Shares

Section 3.1 Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into such classes or series, and of such designations and par values (if any), and with such rights, preferences, privileges (including conversion rights, if any) and restrictions as shall be determined by the Trustees in their sole discretion, without Shareholder approval, from time to time. The number of Shares is unlimited and each Share shall be fully paid and nonassessable. There shall be no cumulative voting. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine, except as otherwise provided in the By-laws. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3.2 Authorization and Issuance of Other Securities. The Trustees may, subject to the Fundamental Policies, the requirements of the 1940 Act and the terms of the Declaration of Trust, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine. To the extent that the Trustees authorize and issue Preferred Shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration of Trust as they deem necessary or appropriate in the furtherance of, or related to, the issuance of such Preferred Shares, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the powers, preferences and special privileges of such Preferred Shares and any such supplement or amendment shall operate either as additions to or modifications of the powers, preferences and special privileges of any such Preferred Shares under this Declaration of Trust. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration of Trust with respect to any such rights, powers and privileges of the Preferred Shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration of Trust shall control as to the Trust generally and the powers, preferences and special privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 3.3 Ownership of Shares. The ownership and transfer of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall contain the names and addresses of the Shareholders and the Shares held by each Shareholder. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each series and class and as to the number of Shares of the Trust and of each series and class held from time to time by each Shareholder. No Shareholder shall be entitled to receive payment of any distribution or to have notice given to such

Shareholder of any meeting or other action in respect of the Trust or any series or class until such Shareholder has given its address and such other information as shall be required to such officer or agent of the Trust or such series or class as shall keep the record books of the Trust or such series or class for entry thereof.

Section 3.4 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or By-laws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 3.5 Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees or their authorized agents from time to time may authorize in their sole discretion. The Trustees and their authorized agents shall have the right to refuse to issue Shares to any Person at any time and for any reason.

ARTICLE IV

The Board of Trustees

Section 4.1 Number, Election and Tenure. The number of Trustees shall be the number of persons signing this Declaration of Trust until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least three (3). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. An individual nominated as a Trustee shall not be under legal disability at the time of nomination. Trustees may succeed themselves in office.

Any Trustee (i) may resign by delivering to the other Trustees or to any Trust officer a written resignation, which shall be effective upon receipt unless specified to be effective at some other time; (ii) may be removed with or without cause at any time by a written instrument signed by at least a majority of the then Trustees, specifying the effective date of removal; (iii) who requests to be retired, or is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (iv) may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the outstanding Shares entitled to vote for the election of such Trustee.

Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning or retiring and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal.

Prior to any sale of common Shares pursuant to a public offering, the Trustees shall by resolution classify themselves, with respect to the time for which they severally hold office, into the following three classes: Class I, whose term expires upon the initial annual meeting of shareholders and upon the election and qualification of his or her successor; Class II, whose term expires upon the next succeeding annual meeting of shareholders after the initial annual meeting (the “second annual meeting”) and upon the election and qualification of his or her successor; and Class III, whose term expires upon the next succeeding annual meeting of shareholders after the second annual meeting and upon the election and qualification of his or her successor. The Board of Trustees shall continue to be divided into these three classes as long as the Board of Trustees consists of at least three Trustees. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by the Board of Trustees. At each annual meeting beginning with the initial annual meeting, the successors of the class of Trustees whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election, with each Trustee holding office until the expiration of the term of the relevant class and the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office. The Trustees may also determine those Trustees in each class that shall be elected by Shareholders of a particular class of Shares (e.g., by a class of Preferred Shares issued by the Trust) prior to the initial public offering of such class of Shares. In the event that the Trustees authorize and issue Preferred Shares of any class or series, the Trustees are hereby authorized and empowered to amend or supplement this Declaration of Trust as they deem necessary or appropriate in the furtherance of, or related to, the issuance of such Preferred Shares, including to modify the structure or makeup of the classes of Trustees or to create a separate class of Trustees to represent the holders of Preferred Shares, all without shareholder approval.

Section 4.2 Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, a vacancy shall occur. Until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As evidence of such vacancy, an instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a Trustee. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s investment adviser or investment manager is empowered to appoint new Trustees subject to the provisions of the 1940 Act.

Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations of the 1940 Act. Alternatively, the remaining Trustees may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 4.1 of this Article IV; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any Trustees appointed to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 4.3 Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws providing for the regulation and management of the affairs of the Trust and may amend and repeal such By-Laws; enlarge or reduce their number and fill vacancies caused by enlargement of their number or by the death, declination to serve, resignation, retirement, removal or incapacity of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians (including foreign custodians) and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer or similar agent or a shareholder servicing agent, or both; retain a fund account agent or administrator, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters, or both; set record dates for the determination of Shareholders with respect to various matters; establish a registered office and have a registered agent in the State of Delaware; and declare and pay dividends and distributions to Shareholders, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter or other duly appointed service provider. The Trustees have the power to construe and interpret this Declaration of Trust and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Except to the extent modified by the terms of this Declaration of Trust, the Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such duties) as owed by directors of corporations to such corporations and their shareholders under the Delaware General Corporation Law. Unless otherwise expressly provided herein or required by federal law, including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, mortgage, hypothecate, lease, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in, or dispose of, any form of property, including foreign currencies and related instruments and contracts for the future acquisition or delivery of securities or other assets, and financial instruments of every nature and kind, including all types of bonds, debentures, stocks, warrants, time notes, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments and securities issued by an investment company registered under the 1940 Act or any series thereof, bankers’ acceptances, and other financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including forward foreign currency exchange contracts;

(c) To sell, exchange or otherwise dispose of, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(f) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a Trustee or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(g) To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of Shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class or classes or series of Shares or to apportion the same among two or more classes or series;

(h) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(i) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including claims for taxes;

(k) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(l) To borrow funds or other property or otherwise obtain credit in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage, pledge or otherwise subject as security the Trust Property or any part thereof to secure any or all of such indebtedness, including the lending of portfolio securities;

(m) To endorse or guarantee the payment, or undertake the performance, of any notes or other contracts, engagements or obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(n) To purchase and pay for entirely out of Trust Property, such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or investment manager, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser or investment manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(o) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(p) To operate as and carry out the business of an investment company registered under the 1940 Act, and exercise all the powers necessary or appropriate to the conduct of such operations;

(q) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(r) To interpret the investment policies, practices or limitations of the Trust;

(s) To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

(t) To declare and make distributions of income and capital gains to Shareholders;

(u) To provide for separate classes, groups or series of Trustees with respect to any Trust Property having such relative rights, powers and duties as the Trustees may determine;

(v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, transfer, dispose of and otherwise deal in Shares pursuant to applicable federal law; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares;

(w) To enter into contracts of any kind and description and carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(x) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage, including, but not limited to, any and all acts permitted of a closed-end company under the 1940 Act;

(y) To execute and enter into brokerage contracts and other agreements reasonable, necessary or convenient in order to transact in the foregoing instruments;

(z) To interpret the investment policies, practices or limitations of the Trust or any series; and

(aa) To employ auditors, counsel and other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.4 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or investment manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent and such other agents or independent contractors and such other expenses and charges as the Trustees may, in their sole discretion, deem necessary or proper to incur.

Section 4.5 Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine with the same effect as if such property were held in the name of the Trust. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 4.6 Service Contracts.

(a) The Trust may enter into contracts with one or more Persons, to act as investment adviser, investment sub-adviser, investment manager, administrator, sub-administrator or other agent, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

(b) The Trust may enter into a contract or contracts with one or more Persons to act as underwriters, distributors or placement agents whereby the Trust may either agree to sell Shares of the Trust to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency, sub-transfer agency and/or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

All securities, cash and other instruments of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act, to the extent applicable.

(c) Any contract of the character described in this Section 4.6 may be entered into with any Person, including the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Trustees, officers, or Shareholders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same Person may be a party to more than one contract entered into pursuant to this Section 4.6 and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

(d) Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

(e) The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Section 4.6 shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Declaration of Trust to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

(f) The Trustees are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Trust, as the Trustees determine to be in the best interests of the Trust.

(g) Any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Shareholder, Trustee or officer of the Trust.

Section 4.7 Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein relating to the sale and redemption of such Shares.

Section 4.8 Determinations by Trustees. The Trustees may make any determinations they deem necessary with respect to the provisions of this Declaration of Trust, including the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust; the number of Shares of the Trust or any issued or issuable.

Section 4.9 Delegation by Trustees. Subject only to any limitations required by federal law, including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, investment manager, investment adviser or sub-adviser, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, investment manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration of Trust to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration of Trust to the authorized agents of the Trustees or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Declaration of Trust, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration of Trust to any Person, subject only to any limitations under federal law, including the 1940 Act.

ARTICLE V

Shareholders’ Voting Powers and Meetings

The Shareholders shall have power to vote only (i) for the election or removal of Trustees as and to the extent provided in Section 4.1, (ii) as provided in Article IX; (iii) with respect to such additional matters relating to the Trust as may be required by federal law, including the 1940 Act; and (iv) as the Trustees may otherwise consider necessary or desirable in their sole discretion. Provisions relating to meetings, quorum, required vote, record date and other matters relating to Shareholder voting rights are as provided in the By-Laws.

ARTICLE VI

Net Asset Value and Distributions

Section 6.1 Determination of Net Asset Value, Net Income and Distribution. Subject to applicable federal law, including the 1940 Act, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or aggregate net asset value of the Shares of the Trust or net income attributable to the Shares of the Trust, or the declaration and payment of dividends and distributions on the Shares of the Trust and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and/or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and shall be binding upon the Shareholders and may be different among Shareholders.

The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of income for each year or other period, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 6.1 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with this Section 6.1, or at such other value as may be specified by the Bylaws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.

ARTICLE VII

Compensation and Limitation of Liability of Trustees

Section 7.1 Compensation. Any Trustee, whether or not he or she is a salaried officer or employee of the Trust, may be compensated for his or her services as Trustee or as a member of a committee of Trustees or as chairman of a committee by fixed periodic payments or by fees for attendance at meetings, by both or otherwise, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, brokerage or other services and payment for the same by the Trust.

Section 7.2 Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust and a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, sub-adviser, principal underwriter, custodian, administrator or other service provider of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. No Trustee shall have any liability to the Trust, any series or class, any Shareholder or any other Person; provided that nothing contained herein shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of such Trustee’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his, her or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 7.3 Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise in good faith by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as chair of the Board of Trustees, a member or chair of a committee of the Board of Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

For purposes of (a) any standard of care applicable to a Trustee in the discharge of his or her duties as a Trustee and (b) indemnification of a Trustee pursuant to Section 7.5 of this Article VII, the conduct of the Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge or other qualifications of the Trustee. In particular, and without limiting the generality of the foregoing, neither the determination that a Trustee is an “audit committee financial expert” nor the knowledge, experience or other qualifications underlying such a determination shall result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or qualification, nor shall such a determination or such knowledge, experience or other qualification impose any duties, obligations or liabilities that are greater than would obtain in the absence of such a determination or such knowledge, experience or qualification.

Section 7.4 Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

Section 7.5 Indemnification.

(a) Subject to the exceptions and limitations contained in subsections (b) and (c) below:

(i) every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii) as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings, including any form of alternative dispute resolution, such as but not limited to, arbitration or mediations (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b) To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 7.5 shall be paid from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 7.5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f) Any repeal or modification of this Article VII or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article VII shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g) Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 7.5 and any advancement of expenses that any Covered Person is entitled to be paid under Section 7.5(e) shall be deemed to be joint and several obligations of the Trust, and the assets of the Trust shall be subject to the claims of any Covered Person therefor under this Article VII; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust in such manner as the Trustees in their sole discretion deem fair and equitable.

Section 7.6 Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 8.3 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII.

Section 7.7 Indemnification Of Shareholders. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust.

If any Shareholder or former Shareholder of the Trust is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the assets belonging to the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Share or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Trust and satisfy any judgment thereon from the assets belonging to the Trust.

ARTICLE VIII

Miscellaneous

Section 8.1 Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 8.2 Termination of the Trust.

(a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated or any series thereof may be dissolved at any time by the Trustees without Shareholder approval except as may be required by law or Article IX of this Declaration of Trust.

(b) In accordance with Section 3808 of the Delaware Act, upon the requisite action by the Trustees to dissolve the Trust or any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected series to distributable form in cash or Shares (if any series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or any applicable series, ratably according to the number of Shares of the Trust or such series held by the several Shareholders of the Trust or such series on the date of distribution. In connection with the dissolution and liquidation of the Trust, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(c) Following completion of winding up of any series’ business, the series shall be dissolved and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such series shall be canceled and discharged. Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee in accordance with Section 3811(a)(3) of the Delaware Act. Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 8.3 Reorganization.

(a) Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval except as required by the 1940 Act or Article IX of this Declaration of Trust, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation), to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate or re-domicile under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees that may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, and that may include Shares of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust. Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any Trustee acting individually.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 8.3 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation; provided, however, that no such action shall limit the rights to insurance provided by Article VII of this Declaration of Trust with respect to any acts or omissions of

Persons covered thereby prior to such amendment nor shall any such action limit the rights to indemnification and advancement referenced in Article VII of this Declaration of Trust with respect to any actions or omissions of Persons covered thereby prior to such amendment.

Section 8.4 Amendments. This Declaration of Trust may be restated and/or amended at any time by (i) an instrument in writing signed by a majority of the Trustees then holding office or (ii) adoption by a majority of the Trustees then holding office of a resolution specifying the restatement and/or amendment. Any such restatement and/or amendment hereto shall be effective immediately upon such execution or adoption. No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees in their sole discretion; (ii) as required by federal law, including the 1940 Act, but only to the extent so required or (iii) as provided in Article IX. The Certificate of Trust of the Trust may be restated and/or amended by the majority of Trustees as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification and advancement referenced in Article VII of this Declaration of Trust with respect to any actions or omissions of Persons covered thereby prior to such amendment.

Section 8.5 Filing of Copies, References, Headings, Rules of Construction. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust. In this Declaration of Trust, references to this Declaration of Trust, and all expressions such as “herein”, “hereof” and “hereunder”, shall be deemed to refer to this Declaration of Trust as a whole and not to any particular article or section unless the context requires otherwise. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration of Trust and any document, consent or instrument referenced in or contemplated by this Declaration of Trust or the By-Laws may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. To the extent permitted by the 1940 Act, (i) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (ii) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (i) or (ii), otherwise determined by the Trustees. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.” Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto.

Section 8.6 Applicable Law.

(a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b) Notwithstanding the first sentence of Section 8.6(a), there shall not be applicable to the Trust, the Trustees or this Declaration of Trust, the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

Section 8.7 Provisions in Conflict with Law or Regulations.

(a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable federal laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 8.8 Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 8.9 Derivative Actions.

(a) The purpose of this Section is to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder demands and derivative actions.

(b) Other than a Trustee, no person who is not a Shareholder may bring a derivative or similar action or proceeding in the right of the Trust to recover a judgment in its favor (a “derivative action”) unless each of the following conditions is met:

(i) Each Complaining Shareholder was a Shareholder of the Trust on behalf of or in the right of which the action is proposed to be brought, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time;

(ii) Each Complaining Shareholder was a Shareholder of the Trust at the time the demand required by subparagraph (iii) below was made;

(iii) Prior to the commencement of such derivative action, the Complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the Trust (a “demand”), which demand (A) shall be executed by or on behalf of no less than three (3) Complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other Complaining Shareholder executing such written demand and (B) shall include at least the following:

(1) a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;

(2) a statement to the effect that the Complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust and an explanation of why the Complaining Shareholders believe that to be the case;

(3) a certification that the requirements of subparagraphs (i) and (ii) of this paragraph (b) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;

(4) a list of all other derivative or class actions in which any of the Complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;

(5) a certification of the number of Shares of the Fund owned beneficially or of record by each Complaining Shareholder at the time set forth in subparagraphs (i), (ii) and (iii) of this paragraph (b) and an undertaking that each Complaining Shareholder will be a Shareholder of the Trust as of the commencement of and throughout the derivative action and will notify the Trust in writing of any sale, transfer or other disposition by any of the Complaining Shareholders of any such Shares within three (3) business days thereof; and

(6) an acknowledgment of the provisions of paragraphs (f) and (g) of this Section below;

(iv) Shareholders owning Shares representing in the aggregate at least ten percent (10%) of the voting power of the Trust must join in initiating the derivative action; and

(v) A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with paragraph (d) below.

(c) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand or a committee comprised of some or all of such Trustees (the “independent Trustees”) will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the “review period”) or such other reasonable term as those independent Trustees determine. Trustees who are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. However, the fact that a Trustee is an Interested Person shall not automatically deem that person to not be independent for purposes of approving a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders.

(d) If the demand has been properly made under paragraph (b) of this Section, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust, the demand shall be rejected and the Complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively or permit the Complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholders of any decision reached under this paragraph (d) by sending written notice to each Complaining Shareholder, or the Shareholder’s counsel, if represented by counsel, within five business days of such decision having been reached.

(e) If notice of a decision has not been sent to the Complaining Shareholders or the Shareholders’ counsel within the time permitted by paragraph (d) above, and subparagraphs (i) through (v) of paragraph (b) above have been complied with, the Complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

(f) A Complaining Shareholder whose demand is rejected pursuant to paragraph (d) above shall be responsible for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the Trust’s consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose. A Shareholder who commences or maintains a derivative action in violation of this Section shall reimburse the Trust for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action shall be borne by the Shareholders who commenced the action.

(g) The Trust shall be responsible for payment of attorneys’ fees and legal expenses incurred by a Complaining Shareholder in any circumstances only if required by law. The Trust shall not be obligated to pay any attorneys’ fees so incurred by a Complaining Shareholder other than fees that are reasonable and that do not exceed an amount calculated using reasonable hourly rates.

Section 8.10 Inspection of Records and Reports. Every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 8.11 Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration of Trust or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, this Declaration of Trust or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (vi) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vii) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

ARTICLE IX

Certain Transactions

Section 9.1 Vote Required. Notwithstanding any other provision of this Declaration of Trust and subject to the exceptions provided in Section 9.3 of this Article IX, the affirmative vote or consent of a majority of the entire Board of Trustees and the holders of not less than seventy-five percent (75%) of Shares outstanding and entitled to vote thereon shall be required to approve the types of transactions described in Section 9.2 of this Article IX.

Section 9.2 Covered Transactions. This Article IX shall apply to the following transactions:

(a) The merger, consolidation or share exchange of the Trust, any series or class of Shares of the Trust, or any subsidiary of the Trust with or into any other person or company (including, without limitation, a Shareholder, partnership, corporation, joint venture, statutory or business trust, common law trust or any other business organization) or of any such person or company with or into the Trust or any series or class of Shares;

(b) The issuance or transfer by the Trust or any series or class of Shares (in one or more series of transactions in any twelve-month period) of any securities of the Trust or such series or class to any Principal Shareholder for cash, securities or other property (or combination thereof) having an aggregate fair market value of $5,000,000 or more, excluding (x) sales of any securities of the Trust or a series or class in connection with a public offering thereof, (y) issuance of securities of the Trust or a series or class pursuant to a dividend reinvestment plan adopted by the Trustees and (z) issuances of securities of the Trust or a series or class upon the exercise of any stock subscription rights distributed by the Trust or a series or class;

(c) The sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Trust or any series or class of Shares (in one or a series of transactions in any twelve-month period) to or with any Principal Shareholder of any assets of the Trust or such series or class having an aggregate fair market value of $5,000,000 or more, except for transactions in securities or other investments effected by the Trust or a series or class in the ordinary course of business or in connection with a credit facility;

(d) The dissolution, liquidation or termination of the Trust. Upon such authorization, the Trustees shall proceed to wind up the affairs of, and liquidate, the Trust in accordance with Article VIII, Section 8.2 hereof;

(e) The issuance of any securities of the Trust to any Principal Shareholder for cash, except as part of an offering in which the Principal Shareholder has no special right to participate as compared to other holders of the same class of Shares, or investors at large;

(f) Any Shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Trust or a series or class of Shares; and

(g) The conversion of the Trust or any series of Shares from a “closed-end company” to an “open-end company”, as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date of this Declaration of Trust), together with any necessary amendments to this Declaration of Trust to permit such a conversion.

Section 9.3 Exceptions. Notwithstanding anything to the contrary in Section 9.1 of this Article IX, so long as each action is approved by both a majority of the entire Board of Trustees and seventy-five percent (75%) of the Continuing Trustees, and so long as all other conditions and requirements, if any, provided for in the By-Laws and applicable law have been satisfied, then except to the extent such Shareholder vote or consent is required by the 1940 Act or other federal law or hereafter authorized by any agreement between the Trust and any national securities exchange, if any, no Shareholder vote or consent shall be necessary or required to approve any of the actions listed in Section 9.2 of this Article IX.

Section 9.4 Limitation on Amendment. Notwithstanding Article VIII, Section 8.4 hereof, this Article IX may only be amended by the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of Shares of the Trust outstanding and entitled to vote, unless such amendment is unanimously recommended by the Trustees, in which case the vote or written consent of the holders of a majority of the outstanding Shares of the Trust (which voting securities shall, unless otherwise provided by the Trustees, or required by the 1940 Act or other applicable law, vote together on the matter as a single class) shall be sufficient to authorize such amendment.

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust of Goldman Sachs MLP Income Opportunities Fund as of the date first written above.

/s/ Ashok N. Bakhru
Ashok N. Bakhru
As Trustee and not individually

/s/ John P. Coblentz, Jr.
John P. Coblentz, Jr.
As Trustee and not individually

/s/ James A. McNamara
James A. McNamara
As Trustee and not individually

/s/ Richard P. Strubel
Richard P. Strubel
As Trustee and not individually